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Exhibit 5.1


















                                                        February 12, 1998



Chevron Corporation
575 Market Street
San Francisco, CA  94105


                        Re:    Registration Statement on Form S-8


Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by the Chevron Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 4,200,000 shares of the Company's Common Stock issuable pursuant to the Company's 1998 Broad-Based Nonqualified Stock Option Program for U.S. Dollar Payroll Employees (the "Program"), it is our opinion that such shares, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                             Very truly yours,

                                             /s/ PILLSBURY MADISON & SUTRO LLP

                                             PILLSBURY MADISON & SUTRO LLP






















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